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                                                                    EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                       INVESTOR RELATIONS:
Adam Castellani                                      Sandi Murtland
Alexander Ogilvy PR Worldwide                        Safeguard Scientifics
404-881-2329                                         610-293-0600
acastellani@alexanderogilvy.com

                SAFEGUARD ANNOUNCES AUTHORIZATION OF $100 MILLION
                         FOR THE REPURCHASE OF ITS STOCK

WAYNE, PA, MAY 11, 2000 -- Safeguard Scientifics, Inc. (NYSE:SFE), a leading Internet company focused on the infrastructure market, announced today that its Board of Directors has authorized the repurchase of up to $100 million of the company's common stock in the open market when conditions and prices are favorable.

         Pete Musser, chairman and CEO of Safeguard, commented, "The market's recent volatility and its impact on Safeguard has created an excellent opportunity over the last several weeks. With this new authorization, we will be prepared for any future market opportunities."

ABOUT SAFEGUARD (www.safeguard.com)
         Safeguard is a leader in incubating and operating premier developing technology companies in the Internet infrastructure market with a focus on three sectors: software, communications, and eServices. Safeguard's network of Internet infrastructure companies offers solutions, seamless connectivity, and eServices to businesses engaged in electronic commerce.

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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.

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